UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 8, 2011

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	333-172205	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 415-6500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 8, 2011, American Realty Capital Properties, Inc. (the “Company”) issued a press release announcing that members of its executive management team will ring the opening bell at NASDAQ on Tuesday, September 13, 2011.  The ceremonial ringing of the bell commemorates the closing of the Company’s initial public offering of 5,580,000 shares of common stock at a price of $12.50 per share for proceeds of $69,750,000 (the “IPO”) on September 7, 2011.  The shares began trading on the Nasdaq Capital Market under the symbol “ARCP” at 3 P.M. on September 7, 2011.  The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On September 13, 2011, the Company issued a press release announcing that that it has repaid investors in full a total of $30.6 million comprising two note programs: ARC Income Properties, LLC and ARC Income Properties III, LLC.  These notes were repaid from proceeds raised in connection with the Company’s IPO described above.  The press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1 99.2	Press Release dated September 8, 2011 Press Releaase dated September 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

September 14, 2011	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors